UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2016, Liberty Property Trust (the “Company”) announced that George J. Alburger Jr., the Company’s Executive Vice President and Chief Financial Officer, has elected to retire from the Company as of December 31, 2016.  To facilitate the transition of Mr. Alburger’s functions, he will cease to be Executive Vice President and Chief Financial Officer effective June 1, 2016, and will serve in an advisory position from then until his retirement.

The Company also announced that it has hired Christopher J. Papa, 50, to become the Company’s Executive Vice President and Chief Financial Officer, effective June 1, 2016.  Prior to being hired by the Company, Mr. Papa was serving as Executive Vice President and Chief Financial Officer of Post Properties, Inc. having served in that capacity since December 2003.  Prior to joining Post Properties, Inc., he was an audit partner at BDO Seidman, LLP from June 2003 to November 2003, the Chief Financial Officer at Plast-O-Matic Valves, Inc., a privately-held company, from June 2002 to June 2003, and until June 2002, an audit partner at Arthur Andersen LLP where he was employed for over 10 years and held several positions before being promoted to audit partner in 2000.  Mr. Papa is a Certified Public Accountant.

There is no arrangement or understanding with any person pursuant to which Mr. Papa was elected as Executive Vice President and Chief Financial Officer. There are no family relationships between Mr. Papa and any trustee or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The Company and its operating partnership, Liberty Property Limited Partnership (the “Operating Partnership”), have agreed to pay Mr. Papa an annual base salary of $455,000.  Mr. Papa will also be eligible to participate in the Company’s annual bonus plan for executive officers, which currently offers a target bonus of 85% of annual base salary for Mr. Papa’s position, subject to the achievement of the Company’s goal for Funds from Operations (FFO) to fund the overall bonus pool and then a review of the Company’s performance against certain financial metrics and goals as well as the executive’s performance against goals established at the beginning of each year for such executive.  For 2016, Mr. Papa’s minimum bonus will be guaranteed at Target on a full year basis, for an amount of $386,750.

In addition, Mr. Papa will be eligible to participate in the Company’s Long-Term Incentive (LTI) plan established for executive officers.  Mr. Papa’s 2016 target LTI award will be 145% of his annual base salary, subject to adjustment based on Company performance. As with the Company’s other named executive officers, sixty-five percent (65%) of any LTI award will be awarded as restricted stock units (RSUs) and thirty-five percent (35%) will be awarded as restricted stock, in both cases subject to vesting.  The performance metric for the RSUs is the Company’s three year total shareholder return (TSR) as compared to its peer group, and the RSUs cliff vest in three years if the TSR targets are met.  Dividends accrue and when the number of shares earned is determined at the end of the three year period, Mr. Papa will also receive the dividends associated with those shares.  Mr. Papa’s 2016 restricted stock grant is subject to time-based vesting in equal installments on the first three anniversaries of the date of grant, and dividends are paid currently, through payroll, on unvested stock.  For 2016, Mr. Papa will be granted a full year LTI award at Target, equal to a value of $659,750.

In addition, the Company will make a separate “make-whole” grant of restricted stock to Mr. Papa to compensate him for the value of any unvested equity forfeited from his prior employer in excess of the 2016 LTI grant value described above.  The value of this separate grant will be approximately $379,345.  Dividends will be paid currently, through payroll, on such unvested stock.  This stock will vest on approximately the same vesting schedule of the forfeited unvested restricted stock and options of the prior employer.

The parties have also agreed that should Mr. Papa’s employment with the Company end, on or before July 1, 2019, due to mutual agreement for reasons other than (i) cause, (ii) Mr. Papa’s voluntary resignation or (iii) a change in control of the Company, then contingent upon Mr. Papa signing a release of all claims including non-compete and non-solicitation provisions, Mr. Papa would be eligible for certain payments and benefits, depending upon when the separation occurred.  Should such a separation occur in 2016, Mr. Papa will be entitled to receive:  an amount equal to 1.5 times the sum of his annual base salary and bonus at Target; his target pro-rated bonus for 2016; and accelerated vesting for the 2016 equity grants (i.e., the 2016 LTI grant and the “make whole” grant).  Should such a separation occur between January 1, 2017 and July 1, 2019, Mr. Papa will be entitled to receive:  an amount equal to 2 times the sum of his annual base salary and bonus at Target; a pro-rated bonus, based upon estimated actual performance for the year of separation (at Target if separation occurs prior to the end of the third quarter of the applicable year); and accelerated vesting for the 2016 LTI grant and “make whole” grant.  Payment of these amounts would be subject to offset in certain circumstances should Mr. Papa obtain other employment.

Mr. Papa will also be a participant in the Company’s Senior Officer Severance Plan, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015.  Mr. Papa’s Applicable Multiplier (as defined in the Senior Officer Severance Plan) shall be 2.0.

Upon his retirement, all restricted shares, RSUs and options that Mr. Alburger holds, or any rights that he has as of his retirement to receive RSUs subject to subsequent satisfaction of the relevant performance metrics, that in any such care are not vested, shall immediately vest.

A copy of the Company’s press release announcing these matters is filed as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Financial Statements of Businesses Acquired.

None.

(b)                                 Pro Forma Financial Information.

None.

(c)                                  Shell Company Transactions.

None.

(d)                                 Exhibits.

Exhibit Number	Exhibit Title

99.1	Press Release by the Company, dated May 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

	By:	/s/ Herman C. Fala
Herman C. Fala
Secretary and General Counsel

LIBERTY PROPERTY
LIMITED PARTNERSHIP

	By:	Liberty Property Trust, its sole
General Partner

	By:	/s/ Herman C. Fala
Herman C. Fala
Secretary and General Counsel

Dated: May 10, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release by the Company, dated May 9, 2016.